Exhibit 10.23(h)

THIRD AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made by and between R. Milton Johnson (the “Executive”) and HCA Holdings, Inc., a Delaware corporation (the “Company”), effective as of December 31, 2014.

WITNESSETH:

WHEREAS, HCA Inc. previously entered into an Employment Agreement (the “Employment Agreement”) with the Executive dated November 16, 2006;

WHEREAS, on November 22, 2010, the Company completed a corporate reorganization pursuant to which the Company became the direct parent company of, and successor issuer to, HCA Inc. (the “Corporate Reorganization”);

WHEREAS, the Company assumed the Employment Agreement in connection with the Corporate Reorganization;

WHEREAS, the Employment Agreement was previously amended effective February 9, 2011 and January 1, 2014; and

WHEREAS, the Company and the Executive desire to further amend the Employment Agreement so as to reflect the Executive’s appointment, responsibilities and duties as Chairman and Chief Executive Officer of the Company.

NOW, THEREFORE, for the reasons set forth above, and other valid consideration, the receipt of which is hereby acknowledged, the Company and the Executive hereby amend the Employment Agreement as follows:

1. Amendment. Section 2(a) of the Employment Agreement is deleted in its entirety and replaced with the following:

“a. During the Employment Term, Executive shall serve as the Chairman and Chief Executive Officer of the Company. In such position, Executive shall have such duties, authority and responsibility as shall be determined from time to time by the Board of Directors of the Company which duties, authority and responsibility are consistent with those attendant to such position with the Company with respect to the business of the Company. For so long as Executive is an officer with the Company, Executive shall serve as a member of the Board of Directors of the Company. Executive shall, if requested, also serve as a member of the Board of Directors of any affiliate of the Company, without additional compensation.”

2. Certain Definitions. Capitalized terms used in this Amendment not otherwise defined herein shall have the same meaning as set forth in the Employment Agreement.

3. Effect of Amendment. Except as modified hereby, the Employment Agreement shall remain unaffected and in full force and effect.

4. Counterparts. This Amendment may be executed in counterparts, each of which shall be an original but all of which shall constitute but one document.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement, intending to be legally bound, as of the date first stated above.

HCA HOLDINGS, INC.

By:	/s/ John M . Steele
Name: John M. Steele
Title: Senior Vice President – Human Resources

/s/ R. Milton Johnson
R. Milton Johnson

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